Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

May 5, 2009	MEDIA CONTACT	Tom Shiel
	Phone:	(704) 382-2355
	24-Hour:	(704) 382-8333

	ANALYST CONTACT	Bill Currens
	Phone:	(704) 382-1603

Duke Energy Reports First-Quarter 2009 Results

•	First quarter 2009 adjusted diluted earnings per share (EPS) was 28 cents, compared with 35 cents for the first quarter 2008
•	Reported diluted EPS for first quarter 2009 was 27 cents, compared to 37 cents for the first quarter 2008
•	After first quarter, on track to achieve 2009 employee incentive target of $1.20 per share, based on adjusted diluted EPS
•	Issued $1.65 billion of fixed-rate debt in the first quarter and continue to have strong access to capital markets

CHARLOTTE, N.C. – Duke Energy today announced first quarter 2009 adjusted diluted EPS of 28 cents, compared to 35 cents for first quarter 2008. Reported diluted EPS for the first quarter 2009 was 27 cents, compared to 37 cents for the same period last year.

The quarter’s results were impacted primarily by two items – lower sales to the industrial customer class due to the continuing global recession, and increased operating and maintenance expense due to significant winter storms in the quarter.

“Despite the effects of the recession and storm-related expenses, our businesses remain fundamentally strong,” said James E. Rogers, chairman, president and chief executive officer. “We can’t control the weather or the economy so we’re focused on issues we can control – managing our costs, improving operational performance, maintaining our liquidity, and making progress on our regulatory and legislative initiatives. After the first quarter, we are on track to achieve our 2009 employee incentive target of $1.20 per share on an adjusted diluted basis. But, of course, the third quarter is usually the most significant for our company.”

“With our strong balance sheet, we maintain access to the capital markets, as demonstrated by the issuance of $1.65 billion of fixed-rate debt at an average rate of 6.1 percent during the first quarter of 2009,” said David L. Hauser, group executive and chief financial officer. “We also expect tax incentive provisions from the federal stimulus package to generate approximately $400 million in positive cash flow in 2009, further strengthening our liquidity.”

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	1Q2009 EPS Impact	1Q2008 EPS Impact
First-quarter 2009
• Costs to Achieve, Cinergy Merger	$(7)	$3	—	—
• Charges related to Crescent Obligations	$(33)	$13	$(0.02)	—
• Mark-to-market impact of economic hedges	$11	$(4)	$0.01	—

First-quarter 2008
• Costs to Achieve, Cinergy Merger	$(11)	$4	—	$(0.01)
• Mark-to-market impact of economic hedges	$47	$(17)	—	$0.03
Total diluted EPS impact			$(0.01)	$0.02

Reconciliation of reported to adjusted diluted EPS for the quarters:

	1Q2009 EPS	1Q2008 EPS
Diluted EPS, as reported	$0.27	$0.37
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.01	$(0.02)
Diluted EPS, adjusted	$0.28	$0.35

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported first-quarter 2009 segment EBIT of $557 million, compared with $637 million in the first quarter of 2008.

Results were adversely affected by increased costs caused primarily by significant winter storms in the Midwest and Southeast, and a decline in weather-adjusted sales volumes to our industrial customers.

Commercial Power

Commercial Power reported first-quarter 2009 segment EBIT from continuing operations of $114 million, compared to $146 million in the first quarter 2008. Results were adversely affected by lower mark-to-market gains on economic hedges and higher operations and maintenance costs due to the timing of plant outages. These results were partially offset by increased native margins related to the implementation of the Electric Security Plan in Ohio at the beginning of 2009.

Duke Energy International (DEI)

DEI reported first-quarter 2009 segment EBIT from continuing operations of $93 million, compared to $114 million in the first quarter 2008. DEI’s lower results were driven primarily by lower margins due to lower commodity prices at National Methanol and unfavorable foreign exchange rates, primarily in Brazil. Partially offsetting these decreases were favorable prices and hydrology in Brazil.

Other

Due to a change in Duke Energy’s reportable segments in 2008, Other now includes the results of Crescent, Duke Energy’s real estate joint-venture. Other also includes costs associated with corporate governance, costs-to-achieve the Cinergy merger and Duke Energy’s captive insurance company.

Other reported a first-quarter 2009 net expense from continuing operations of $90 million, compared to $76 million in the first quarter 2008. The increase in net expense for the quarter was due primarily to charges related to Crescent obligations for which Duke Energy is a named guarantor. Partially offsetting this increase is a decrease in governance expenses.

INTEREST EXPENSE

Interest expense from continuing operations was $184 million for the first quarter 2009, compared to $182 million for the first quarter 2008.

INCOME TAX EXPENSE

Income tax expense from continuing operations for first quarter 2009 was $179 million, compared to $222 million for the first quarter 2008. The effective tax rate for the quarter was approximately 34 percent, compared to 32 percent for the same period last year. The anticipated effective tax rate for 2009 is 34 percent.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the non-controlling interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and Other net expenses (including adjusted equity earnings for Crescent Resources) as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and Other net expenses provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the third largest electric power holding company in the United States, based on kilowatt-hour sales. Its regulated utility operations serve approximately 4 million customers located in five states – North Carolina, South Carolina, Indiana, Ohio and Kentucky — representing a population of approximately 11 million people. Duke Energy’s commercial power and international business segments operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET Tuesday, May 5. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s Web site or by dialing 719-325-4762 outside the United States or 877-719-9788 in the United States. The confirmation code is 8532465. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, May 15, 2009, by calling 719-457-0820 outside the United States or 888-203-1112 in the United States, and using the code 8532465. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, droughts, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

MARCH 2009

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per-share amounts and where noted)	2009	2008
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.27	$0.37
Diluted	$0.27	$0.37
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—
Diluted	$—	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.27	$0.37
Diluted	$0.27	$0.37
Dividends Per Share	$0.23	$0.22
Weighted-Average Shares Outstanding
Basic	1,282	1,266
Diluted	1,283	1,268
INCOME
Operating Revenues	$3,312	$3,337

Total Reportable Segment EBIT	764	897
Other EBIT	(90)	(76)
Interest Expense	(184)	(182)
Interest Income and Other (a)	35	47
Income Tax Expense from Continuing Operations	(179)	(222)
Income from Discontinued Operations, net of tax	3	2

Net Income	349	466
Less: Net Income Attributable to Non-Controlling Interests	5	1

Net Income Attributable to Duke Energy Corporation	$344	$465

CAPITALIZATION
Total Common Equity	58%	64%
Total Debt	42%	36%
Total Debt	$15,495	$12,102
Book Value Per Share	$16.64	$17.09
Actual Shares Outstanding	1,285	1,264
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$710	$875
Commercial Power	154	114
International Energy	12	56
Other	30	44

Total Capital and Investment Expenditures	$906	$1,089

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$557	$637
Commercial Power	114	146
International Energy	93	114

Total Reportable Segment EBIT	764	897
Other EBIT	(90)	(76)
Interest Expense	(184)	(182)
Interest Income and Other (a)	35	47

Income From Continuing Operations Before Income Taxes	$525	$686

(a)	Other within Interest Income and Other includes foreign currency transaction gains and losses, an adjustment to add back the non-controlling interest component of reportable segment and Other EBIT and additional non-controlling interest amounts not allocated to the reportable segment and Other results.

MARCH 2009

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except where noted)	2009	2008
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,508	$2,601
Operating Expenses	1,974	1,999
Gains on Sales of Other Assets and Other, net	—	3
Other Income and Expenses, net	23	32

EBIT	$557	$637

Depreciation and Amortization	$322	$332
Duke Energy Carolinas GWh sales	20,430	22,055
Duke Energy Midwest GWh sales	14,552	16,276
Net Proportional MW Capacity in Operation	27,438	27,333
COMMERCIAL POWER
Operating Revenues	$537	$450
Operating Expenses	436	323
Gains on Sales of Other Assets and Other, net	5	14
Other Income and Expenses, net	8	5

EBIT	$114	$146

Depreciation and Amortization	$55	$43
Actual Plant Production, GWh	6,296	5,919
Net Proportional MW Capacity in Operation	7,920	7,550
INTERNATIONAL ENERGY
Operating Revenues	$255	$289
Operating Expenses	161	212
Other Income and Expenses, net	6	42
Expense Attributable to Non-Controlling Interests	7	5

EBIT	$93	$114

Depreciation and Amortization	$19	$21
Sales, GWh	4,658	4,244
Proportional MW Capacity in Operation	4,014	4,005
OTHER
Operating Revenues	$36	$21
Operating Expenses	88	94
Gains on Sales of Other Assets and Other, net	1	1
Other Income and Expenses, net	(38)	(5)
Expense (Benefit) Attributable to Non-Controlling Interests	1	(1)

EBIT	$(90)	$(76)

Depreciation and Amortization	$18	$17

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2009	2008
Operating Revenues	$3,312	$3,337
Operating Expenses	2,637	2,604
Gains on Sales of Other Assets and Other, net	6	18

Operating Income	681	751

Other Income and Expenses, net	28	117
Interest Expense	184	182

Income From Continuing Operations Before Income Taxes	525	686
Income Tax Expense from Continuing Operations	179	222

Income From Continuing Operations	346	464
Income From Discontinued Operations, net of tax	3	2

Net Income	349	466

Less: Net Income Attributable to Non-Controlling Interests	5	1

Net Income Attributable to Duke Energy Corporation	$344	$465

Earnings Per Share—Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.27	$0.37
Diluted	$0.27	$0.37
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—
Diluted	$—	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.27	$0.37
Diluted	$0.27	$0.37
Dividends per share	$0.23	$0.22
Weighted-average shares outstanding
Basic	1,282	1,266
Diluted	1,283	1,268

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2009	December 31, 2008
ASSETS
Current Assets	$5,320	$5,273
Investments and Other Assets	9,808	10,020
Net Property, Plant and Equipment	34,505	34,036
Regulatory Assets and Deferred Debits	3,951	3,748

Total Assets	$53,584	$53,077

LIABILITIES AND EQUITY
Current Liabilities	$3,524	$4,345
Long-term Debt	14,569	13,250
Deferred Credits and Other Liabilities	14,109	14,331
Equity	21,382	21,151

Total Liabilities and Equity	$53,584	$53,077

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$349	$466
Adjustments to reconcile net income to net cash provided by operating activities	(159)	546

Net cash provided by operating activities	190	1,012

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(894)	(1,075)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	919	27

Net increase (decrease) in cash and cash equivalents	215	(36)
Cash and cash equivalents at beginning of period	986	678

Cash and cash equivalents at end of period	$1,201	$642

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

March 31, 2009

	Three Months Ended March 31,
	2009	2008		% Inc.(Dec.)
GWH Sales
Residential	7,858	7,499		4.8%
General Service	6,504	6,449		0.9%
Industrial – Textile	816	1,112		(26.6%	)
Industrial – Other	3,644	4,375		(16.7%	)

Total Industrial	4,460	5,487		(18.7%	)
Other Energy Sales	72	71		1.4%
Regular Resale	156	425		(63.3%	)

Total Regular Sales Billed	19,050	19,931		(4.4%	)
Special Sales	1,763	2,524		(30.2%	)

Total Electric Sales	20,813	22,455		(7.3%	)
Unbilled Sales	(383)	(400)		4.3%

Total Consolidated Electric Sales – Carolinas	20,430	22,055		(7.4%	)
Average Number of Customers
Residential	2,022,676	2,004,488		0.9%
General Service	330,790	330,482		0.1%
Industrial – Textile	657	679		(3.2%	)
Industrial – Other	6,703	6,559		2.2%

Total Industrial	7,360	7,238		1.7%
Other Energy Sales	13,821	13,580		1.8%
Regular Resale	11	21		(47.6%	)

Total Regular Sales	2,374,658	2,355,809		0.8%
Special Sales	31	42		(26.2%	)

Total Avg Number of Customers – Carolinas	2,374,689	2,355,851		0.8%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,785	1,679		6.3%
Cooling Degree Days	7	2		250.0%

Variance from Normal
Heating Degree Days	5.5%	(0.6%	)	n/a
Cooling Degree Days	0.0%	(62.5%	)	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

March 2009

	Three Months Ended March 31,
	2009		2008		% Inc.(Dec.)
GWH Sales
Residential	5,478		5,502		(0.4%	)
General Service	4,431		4,552		(2.7%	)
Industrial	3,419		4,287		(20.2%	)
Other Energy Sales	43		44		(2.3%	)

Total Regular Electric Sales Billed	13,371		14,385		(7.0%	)
Special Sales	1,734		2,180		(20.5%	)

Total Electric Sales Billed – Midwest	15,105		16,565		(8.8%	)
Unbilled Sales	(553)		(289)		(91.3%	)

Total Electric Sales – Midwest	14,552		16,276		(10.6%	)
Average Number of Customers
Residential	1,407,184		1,412,465		(0.4%	)
General Service	184,711		184,834		(0.1%	)
Industrial	5,533		5,618		(1.5%	)
Other Energy	4,068		3,951		3.0%

Total Regular Sales	1,601,496		1,606,868		(0.3%	)
Special Sales	24		38		(36.8%	)

Total Avg Number Electric Customers – Midwest	1,601,520		1,606,906		(0.3%	)
Heating and Cooling Degree Days*
Actual
Heating Degree Days	2,141		2,285		(6.3%	)
Cooling Degree Days	—		—		0.0%
Variance from Normal
Heating Degree Days	3.8%		10.0%		n/a
Cooling Degree Days	(100.0%	)	(100.0%	)	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

March 2008 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$637	$—		$—		$—		$—	$637
Commercial Power	99	—		47	B	—		47	146
International Energy	114	—		—		—		—	114

Total reportable segment EBIT	850	—		47		—		47	897
Other	(65)	(11	) A	—		—		(11)	(76)

Total reportable segment and other EBIT	$785	$(11)		$47		$—		$36	$821
Interest Expense	(182)	—		—		—		—	(182)
Interest Income and Other	47	—		—		—		—	47
Income Taxes from Continuing Operations	(209)	4		(17)		—		(13)	(222)
Discontinued Operations, net of taxes	—	—		—		2	C	2	2
Less: Net Income attributable to non-controlling interests	1	—		—		—		—	1

Net Income (Loss) Attributable to Duke Energy Corporation	$440	$(7)		$30		$2		$25	$465

EARNINGS PER SHARE ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.35	$(0.01)		$0.03		$—		$0.02	$0.37

EARNINGS PER SHARE ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.35	$(0.01)		$0.03		$—		$0.02	$0.37

Note 1 – Amounts for special items are presented net of any related non-controlling interest.

A – $7 million recorded in Operation, maintenance and other and $4 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $11 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $58 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,266
Diluted	1,268
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Controlling Interest provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

March 2009 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$557	$—		$—		$—		$—		$—	$557
Commercial Power	103	—		—		11	B	—		11	114
International Energy	93	—		—		—		—		—	93

Total reportable segment EBIT	753	—		—		11		—		11	764
Other	(50)	(7	) A	(33	) D	—		—		(40)	(90)

Total reportable segment and Other EBIT	$703	$(7)		$(33)		$11		$—		$(29)	$674
Interest Expense	(184)	—		—		—		—		—	(184)
Interest Income and Other	35	—		—		—		—		—	35
Income Taxes from Continuing Operations	(191)	3		13		(4)		—		12	(179)
Discontinued Operations, net of taxes	—	—		—		—		3	C	3	3
Less: Net Income Attributable to Non-Controlling Interests	5	—		—		—		—		—	5

Net Income (Loss) Attributable to Duke Energy Corporation	$358	$(4)		$(20)		$7		$3		$(14)	$344

EARNINGS PER SHARE ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.28	$—		$(0.02)		$0.01		$—		$(0.01)	$0.27

EARNINGS PER SHARE ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.28	$—		$(0.02)		$0.01		$—		$(0.01)	$0.27

Note 1 – Amounts for special items are presented net of any related non-controlling interest.

A – $4 million recorded in Operation, maintenance and other and $3 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $19 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $8 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Other income and expenses, net on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted)—in millions

Basic	1,282
Diluted	1,283
*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Controlling Interest provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.